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                                                                   Exhibit 23.3



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Penn National Gaming, Inc. of our report dated February 2, 2001 relating to the financial statements of CRC Holdings, Inc.
- Gaming Division, which appears in Penn National Gaming, Inc.'s Current Report on Form 8-K/A filed on June 8, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
June 8, 2001